                                                                   EXHIBIT 10.23

                                                           CONTRACT NO. 86-C-414



                                   EL FURRIAL
                       GAS COMPRESSION SERVICES CONTRACT





                                    BETWEEN

                                 LAGOVEN, S.A.

                                      AND

         WILLIAMS INTERNATIONAL COMPANY AND PRODUCTION OPERATORS, INC.









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                                                           CONTRACT NO. 86-C-414





                                    CONTENTS

CLAUSE                            DESCRIPTION                                                                        PAGE
------                            -----------                                                                        ----
1  ONE                            DEFINITIONS                                                                          06
2  TWO                            PURPOSE OF THE CONTRACT                                                              09
3  THREE                          DURATION                                                                             11
4  FOUR                           OBLIGATIONS AND GUARANTEES OF
                                  OPERATOR                                                                             13
5  FIVE                           OBLIGATIONS OF LAGOVEN                                                               19
6  SIX                            SAFETY AND HEALTH STANDARDS                                                          20
7  SEVEN                          TECHNICAL INFORMATION                                                                23
8  EIGHT                          PERMITS                                                                              25
9  NINE                           FIRES AND OTHER EMERGENCIES                                                          26
10  TEN                           START OF SERVICE                                                                     26
11  ELEVEN                        METERING                                                                             28
12  TWELVE                        RATE AND ADJUSTMENTS                                                                 31
13  THIRTEEN                      PRICE OF UTILITIES                                                                   34
14  FOURTEEN                      RECOGNITION OF INVESTMENTS                                                           35
15  FIFTEEN                       BONUS AND PENALTY                                                                    36
16  SIXTEEN                       FORM OF PAYMENT                                                                      36
17  SEVENTEEN                     ACCOUNTING                                                                           38
18  EIGHTEEN                      AUDITING                                                                             39
19  NINETEEN                      LIABILITY FOR DAMAGES                                                                40
20  TWENTY                        BONDS AND INSURANCE                                                                  41
21  TWENTY ONE                    APPLICABLE LAW                                                                       45
22  TWENTY TWO                    MECHANISMS FOR RESOLVING
                                  DISPUTES                                                                             45
23  TWENTY THREE                  PATENTS, TRADEMARKS, LICENSES
                                  AND COPYRIGHTS                                                                       48


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                                                           CONTRACT NO. 86-C-414





                                    CONTENTS

CLAUSE                            DESCRIPTION                                                                        PAGE
------                            -----------                                                                        ----
24  TWENTY FOUR                   CONFIDENTIALITY                                                                      49
25  TWENTY FIVE                   FORCE MAJEURE OR ACT OF GOD                                                          50
26  TWENTY SIX                    ASSIGNMENT AND TRANSFER OF
                                  THE CONTRACT                                                                         53
27  TWENTY SEVEN                  CONFLICT OF INTEREST                                                                 54
28  TWENTY EIGHT                  HIRING OF PERSONNEL                                                                  56
29  TWENTY NINE                   TERMINATION FOR NONCOMPLIANCE                                                        56
30  THIRTY                        REPRESENTATIVES, ANNOUNCEMENTS
                                  AND NOTIFICATIONS                                                                    58
31  THIRTY ONE                    TAXES, FEES AND CONTRIBUTIONS                                                        59
32  THIRTY TWO                    LEGAL ATTACHMENTS                                                                    60
33  THIRTY THREE                  RATE ADJUSTMENTS                                                                     61
34  THIRTY FOUR                   INTEGRAL CONTRACT, WAIVERS AND
                                  MODIFICATIONS                                                                        61
35  THIRTY FIVE                   LANGUAGES AND COPIES                                                                 62


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                                                           CONTRACT NO. 86-C-414





                                  ATTACHMENTS

ATTACHMENT A                  PERFORMANCE BOND LETTER OF CREDIT

ATTACHMENT B                  FORMULA FOR INCREASES

ATTACHMENT C                  TERMS OF PAYMENT, BONUS AND PENALTY
                              - PRICE OF THE CONTRACT.

ATTACHMENT C-1                TERMS OF PAYMENT, BONUS AND PENALTY
                              - HIGH PRESSURE SYSTEM.

ATTACHMENT C-2                TERMS OF PAYMENT, BONUS AND PENALTY
                              - MEDIUM PRESSURE SYSTEM.

ATTACHMENT D-1                TECHNICAL SPECIFICATIONS
                              - HIGH PRESSURE SYSTEM

ATTACHMENT D-2                TECHNICAL SPECIFICATIONS
                              - MEDIUM PRESSURE SYSTEM

ATTACHMENT E                  CONFIDENTIALITY AGREEMENT

ATTACHMENT F                  PERFORMANCE BOND LETTER FROM THE
                              WILLIAMS COMPANIES AND PRODUCTION OPERATORS
                              CORPORATION

ATTACHMENT G                  TECHNICAL PROPOSAL.


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                                                           CONTRACT NO. 86-C-414





                      EL FURRIAL GAS COMPRESSION SERVICES


Between LAGOVEN, S.A., affiliate of Petr--leos de Venezuela, S.A., domiciled in Caracas, constituted by document recorded in the First Government Registry of Commercial Affairs in the Judicial Circuit of the Federal District and State of Miranda on 18 December 1975 under No. 56, Volume 116-A and published in the Municipal Gazette of the Federal District No. 14816 on 20 December 1975, hereinafter called LAGOVEN, represented herein by Peter Pagazani, domiciled in Caracas and holder of Identification Certificate No. 1.753.884, acting under power of attorney granted by LAGOVEN, S.A. authenticated before Notary Public Office Number Sixteen in Caracas, on February 1st, 1995, recorded under Number 52, Volume 07, of the books of authentications and recorded in the Government Registry of Commercial Affairs of the Judicial Circuit of the Federal District and State of Miranda, on March 1st, 1995, recorded under Number 36, Volume 2-C-SGDO, for one part and for the other Williams International Company, affiliate of The Williams Companies, incorporated and existing under the laws of the State of Delaware and domiciled in Tulsa, Oklahoma, United States of North America, represented herein by Randall Lee Barnard, a United States citizen and holder of passport No. 131482551, domiciled in the city of Tulsa, Oklahoma, acting under power of attorney granted by Williams International Company, authenticated before Notary Public of the State of Oklahoma and certified by the Consulate of Venezuela in the city of Houston, Texas; and Production Operators Incorporated, affiliate of Production Operators Corporation and incorporated and existing under the laws of the State of Florida and domiciled in the city of Houston, Texas, United States of North America, represented herein by Brian Anthony Matusek, a United States citizen and holder of passport No. 130481643, domiciled in the city of Houston, Texas, acting as Vice President and duly authorized to act hereunder, hereinafter called THE OPERATOR, an agreement has been made to enter into the contract contained in the following clauses.


[STAMP:]
LAGOVEN, S.A.
LEGAL DEPARTMENT - CARACAS
D.B.A.
ILLEGIBLE SIGNATURE



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                                                           CONTRACT NO. 86-C-414





                      EL FURRIAL GAS COMPRESSION SERVICES


1.       CLAUSE ONE

         DEFINITIONS

         The words and terms that appear in this contract, whether written in plural or singular form, will have the following meaning:

1.1 START UP CERTIFICATE: Document signed by the REPRESENTATIVES of LAGOVEN and THE OPERATOR, one for each Plant, indicating the start date of the SERVICE of each Plant.

1.2 CONTRACT YEAR: Period of twelve (12) months that begins January 1 and ends the following December 31 in accordance with the Gregorian calendar. Except the first CONTRACT YEAR which begins on the date of the START UP CERTIFICATE and ends December 31 of that year and the last CONTRACT YEAR which begins January 1 of the CONTRACT YEAR and ends on the anniversary date of the date of START UP CERTIFICATE.

1.3 CONTRACT: The terms and conditions established in this document and its Attachments.

1.4 DAY: Corresponds to the 24 hour period that begins at 12:00 am, local time.

1.5      DOLLARS:  Refers to United States of America Dollars.

1.6 METERING STATION: Refers to the set of metering instruments belonging to THE OPERATOR which OPERATOR will construct and maintain in accordance with the specifications indicated in CLAUSE ELEVEN - METERING.

1.7 GAS: Gas handled and compressed at the INSTALLATIONS in accordance with the conditions established in the TECHNICAL SPECIFICATIONS that comprise Attachment "D" of the CONTRACT.

1.8 INSTALLATIONS: The infrastructure, equipment and pipeline systems belonging to THE OPERATOR to be designed, constructed, maintained


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                                                           CONTRACT NO. 86-C-414





         and operated by THE OPERATOR to guarantee the SERVICE on reliable bases including the installations for prevention and control of hazards.

1.9 UTILITIES: Natural Gas and Electricity supplied directly or indirectly by LAGOVEN at the interconnection points specified in Attachment "D" TECHNICAL SPECIFICATIONS.

1.10     MONTH:  Calendar month that begins on the first day of each month.

1.11     MMSCFD:  Million standard cubic feet per DAY.

1.12     PROJECT:  Refers to the design and construction of the INSTALLATIONS.

1.13 PARTY(IES): Individually LAGOVEN or THE OPERATOR, and both collectively.

1.14 PDVSA AND AFFILIATES: PDVSA is Petr--leos de Venezuela, S.A., company owning one hundred percent (100%) of the stock of LAGOVEN. AFFILIATES are companies in which PDVSA directly or indirectly owns at least fifty percent (50%) of the stock.

1.15 INITIAL PERIOD: Corresponds to the first 20 years of SERVICE for the High Pressure Plant and 15 years for the Medium Pressure Plant, calculated from the signing of the START UP CERTIFICATE of the gas compression operation for each plant.

1.16 PERIOD OF SERVICE: Is the time consisting of the INITIAL PERIOD and the extensions agreed upon by the PARTIES.

1.17 SERVICE CONNECTION POINT: Points where the following connections are made in accordance with specifications established in Attachment "D", TECHNICAL SPECIFICATIONS.

         o Electrical feed connection to High and Medium Pressure Compression Plants.


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                                                           CONTRACT NO. 86-C-414



         o Firewater line from the Jusep'n area to the Medium Pressure Compression Plant.

         o Points where the condensate discharge and oily water drainage from the Medium Pressure Plant are connected to the corresponding Jusep'n systems.

1.18 INTERCONNECTION POINT: Points where the following connections are made in accordance with the specifications established in Attachment D, TECHNICAL SPECIFICATIONS.

         o Suction pipeline of the Medium Pressure Plant to the Jusepin production installations.

         o   Discharge pipeline of the Medium Pressure Plant to ACOGAS Plant.

         o ACOGAS Plant to pipeline that transports the Gas to the High Pressure Compression Plant.

         o ACCRO Plant Discharge to feed pipeline of the High Pressure Compression Plant.

         o MUSCAR Plant Discharge to feed pipeline of the High Pressure Compression Plant.

         o Connection of gas distribution pipelines to LAGOVEN and CORPOVEN gas injection wells.

1.19     PPM:  Refers to parts per million.

1.20 SAFETY AND HEALTH: Refers to all the activities related to Industrial Safety or Accident Prevention, Fire Prevention and Control, Environmental Protection and Industrial Hygiene.

1.21 REPRESENTATIVE(S): The Person(s) designated by each PARTY in accordance with this CONTRACT to fulfill the



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                                                           CONTRACT NO. 86-C-414





         duties and obligations of LAGOVEN and/or THE OPERATOR, respectively.

1.22 SERVICE: Refers to all the activities inherent to the receipt, compression, transportation and distribution of gas in accordance with the conditions and amounts specified in Attachment "D", TECHNICAL SPECIFICATIONS.

1.23 SITE: Areas of land where the INSTALLATIONS will be constructed as indicated in Attachment "D", TECHNICAL SPECIFICATIONS.


2.       CLAUSE TWO

         PURPOSE OF THE CONTRACT

2.1 THE OPERATOR will perform the SERVICE for account of LAGOVEN, but at risk and cost of THE OPERATOR, it being understood that:

         2.1.1 The OPERATOR'S remuneration for the SERVICE will only consist of the remuneration stipulated in CLAUSE TWELVE: RATE AND ADJUSTMENTS and will not include rights of ownership on the gas, compressed or to be compressed, or the hydrocarbons.

         2.1.2 The rights of THE OPERATOR arising from this CONTRACT do not include rights over the economic benefits resulting from LAGOVEN'S commercial activities.

         2.1.3 This CONTRACT is entered into with THE OPERATOR with regard to its particular conditions for which it is considered a
             personal service contract.   As a consequence of the above, THE
             OPERATOR may not merge, associate or change its stockholder structure or transfer the ownership of more than thirty three percent (33%) of its voting shares without notifying LAGOVEN in writing with at least (3) months notice prior


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                                                           CONTRACT NO. 86-C-414





             to the date on which any of the above mentioned situations is directed to take effect and must provide to LAGOVEN any documentation the latter requests. The authorization of LAGOVEN may not be arbitrarily denied; however, if in relation to this CONTRACT, LAGOVEN deems it not convenient to its interests that any of the above referenced circumstances take place, it will so advise THE OPERATOR and if THE OPERATOR notwithstanding LAGOVEN'S objection insists on carrying out its decision, LAGOVEN may cancel this CONTRACT. In this event, the provisions of CLAUSE TWENTY NINE - TERMINATION FOR NONCOMPLIANCE, Section 29.2 shall be applied.

         2.1.4            The following attachments are part of this CONTRACT:

                 ATTACHMENT A              Performance Bond Letter Of Credit

                 ATTACHMENT B              Formula For Increases

                 ATTACHMENT C              Terms Of Payment, Bonus And Penalty
                                           - Price Of The Contract.

                 ATTACHMENT C-1            Terms Of Payment, Bonus And Penalty
                                           - High Pressure System.

                 ATTACHMENT C-2            Terms Of Payment, Bonus And Penalty
                                           - Medium Pressure System.

                 ATTACHMENT D-1            Technical Specifications
                                           - High Pressure System

                 ATTACHMENT D-2            Technical Specifications
                                           - Medium Pressure System

                 ATTACHMENT E              Confidentiality Agreement

                 ATTACHMENT F              Performance Bond Letter From The
                                           Williams Companies And Production
                                           Operators Corporation

                 ATTACHMENT G              Technical Proposal.


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                                                           CONTRACT NO. 86-C-414





3.       CLAUSE THREE

         DURATION

3.1 This CONTRACT will take effect on the date it is signed and will have a duration of twenty (20) years calculated from the date the START UP CERTIFICATE is signed for the service of the High Pressure Plant, plus the time it takes to design and construct the INSTALLATIONS.

         However, as regards the Medium Pressure Plant, the time of operation that Lagoven states it requires according to the TECHNICAL SPECIFICATIONS, Attachment "D", is fifteen (15) years, calculated from the START UP CERTIFICATE corresponding to said Plant. At the end of that time, there will be no obligation on Lagoven's part to receive SERVICE from the Medium Pressure Plant and the provisions of Section
         3.3 below will apply unless the PARTIES agree to extend the SERVICE in accordance with Section 3.2 of this clause.

3.2 LAGOVEN may request the extension of the CONTRACT for additional periods and to that end will notify THE OPERATOR in writing at least two (2) years prior to the termination of the INITIAL PERIOD, stating the duration of the requested extension. After THE OPERATOR receives the notification, the parties will meet to agree on the terms and conditions of the extension of the CONTRACT. Any extension agreed upon between the PARTIES will be in writing.

3.3 If the parties cannot reach an agreement for the extension of the CONTRACT, LAGOVEN with at least two (2) months prior to the expiration of the INITIAL PERIOD or of any of its eventual extensions, may:

         3.3.1 Request return of the SITE, in which case THE OPERATOR will proceed to dismantle the INSTALLATIONS upon expiration of the INITIAL PERIOD or of any of its extensions and do everything necessary to return the SITE free of structures, installations,



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                                                           CONTRACT NO. 86-C-414





                 machinery, equipment, waste and in the same environmental conditions it was in at the time it was received. To these effects, THE OPERATOR will have a period of one hundred twenty
                 (120) days calculated from the termination of the CONTRACT.

                 For the area of each Plant, it will not be required that THE OPERATOR restore the original topography and vegetation to conditions prior to construction but it will be the OPERATOR'S responsibility to completely withdraw all structures, equipment or material, whether on the surface or below it within the area of each Plant including any equipment, structures and materials outside the area of same that have formed an integral part of said Plant, leaving the place completely cleared and clean.

                 In the case of gas pipelines outside the Plants, THE OPERATOR must remove all equipment, material or surface structure that forms part of or is associated with said pipelines (example: vents, manifolds, pipe, valves, fences, platforms, foundation slabs, etc.) leaving these areas in the same cleaned up conditions as specified for the Plants, it not being necessary to remove the structures located in the subsoil.

         3.3.2 Acquire all or part of the INSTALLATIONS, materials, machinery and equipment utilized or destined to render the SERVICE for a price that will be agreed upon among the parties. If LAGOVEN decides to acquire only part of the INSTALLATIONS and other property, the provisions of Section 3.3.1 above will apply to those which it does not wish to acquire.

                 Each one of the PARTIES will assume its legal costs related with the sales-purchase operation.


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                                                           CONTRACT NO. 86-C-414





3.4 In the event that LAGOVEN notifies THE OPERATOR of its intent to acquire all or part of the INSTALLATIONS, THE OPERATOR is obligated to:

         3.4.1 Not make any change in the accounting practices, operation, maintenance, contracts and in general of any kind that might affect the receiving, compression and distribution of gas or the INSTALLATIONS.

         3.4.2 Take all reasonably necessary and appropriate actions to preserve and protect the value and usefulness of all the assets belonging to THE OPERATOR necessary to completely fulfill the obligations of THE OPERATOR specified in this CONTRACT.

         3.4.3 Not execute or omit any action or permit any action to be executed or omitted which may cause an infraction or violation of THE OPERATOR on any contract for goods or services, or supply of materials, or on third parties and which could affect any of the properties or assets of THE OPERATOR.

4.       CLAUSE FOUR
         OBLIGATIONS AND GUARANTEES OF OPERATOR

4.1 THE OPERATOR will develop and carry out under its entire and exclusive responsibility all the activities necessary to provide the SERVICE on the terms established in the CONTRACT and in accordance with terms and conditions of its proposal dated September 17, 1996, and the subsequent technical clarifications contained in documents POI-WIC/IGAS-P-026 / 027 / 028 / 029 / 030 / 031 / 032 and 033, all of
         which is part of Attachment G of this CONTRACT.

         The INSTALLATIONS to be executed by THE OPERATOR are the ones defined in its technical proposal dated September 17, 1996 as GAS


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                                                           CONTRACT NO. 86-C-414





         AND ELECTRIC DRIVERS ALTERNATE CASE for the High Pressure Plant and HIGH SPEED OPTION for the Medium Pressure Plant.

4.2 In the event of noncompliance with the provisions stipulated in the above section, LAGOVEN will have the option of cancelling the CONTRACT in accordance with Clause Twenty Nine - TERMINATION FOR NONCOMPLIANCE,
         Section 29.1.

4.3 THE OPERATOR must begin the service with the compression in the High Pressure Plant of a stable 300 MMSCFD of gas in accordance with the technical specifications included in TECHNICAL SPECIFICATIONS, Attachment "D-1", seventeen (17) months after signing the CONTRACT and increase it by an additional stable 150 MMSCFD of gas twenty (20) months after signing the CONTRACT.

4.4 THE OPERATOR must begin the service in the Medium Pressure Plant with the compression of the rate of flow established in the base profile eight (8) months after signing the CONTRACT.

4.5 THE OPERATOR will construct the INSTALLATIONS the principal parts of which are:

         4.5.1 Suction pipeline from the Medium Pressure Plant and its connection to the Jusep'n production installations.

         4.5.2  Medium Pressure Compression Plant.

         4.5.3 Discharge pipeline from the Medium Pressure Plant and its connection to the ACOGAS Plant.

         4.5.4 Pipeline for transporting from ACOGAS Plant property of LAGOVEN to the High Pressure Compression Plant.

         4.5.5  Pipeline for transporting gas from ACCRO to High Pressure
           Plant.


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                                                           CONTRACT NO. 86-C-414





         4.5.6  High pressure gas compression plant.  (High Pressure Plant).

         4.5.7 Pipeline for transporting gas at high pressure to gas injection wells.

4.6 The plants will be constructed on LAGOVEN lands which will be assigned by gratuitous bailment to THE OPERATOR. The pipelines, for their part, will be constructed on lands where LAGOVEN will establish easements which will be extended to THE OPERATOR. These pipelines must be placed maximizing the use of existing corridors, THE OPERATOR being responsible for the design of the route which must be submitted to LAGOVEN for approval prior to carrying out the above mentioned easements.

4.7 THE OPERATOR agrees to include in the design of the INSTALLATIONS the provisions necessary to minimize the effect that the operation, stable or not, of its INSTALLATIONS might have on the operation of the systems of LAGOVEN and AFFILIATES. These provisions will be part of the PROJECT.

4.8 THE OPERATOR must construct, maintain and operate THE METERING STATIONS, in the amount, location and arrangement established in Attachment "D", TECHNICAL SPECIFICATIONS.

4.9 Without prejudice to any other declarations contained in this CONTRACT, THE OPERATOR expressly declares the following:

         4.9.1 It is completely knowledgeable of the nature of the SERVICE to be provided and is fully and technically prepared for it.

         4.9.2 It is fully familiar with the prevailing conditions in Venezuela and communities adjacent to the INSTALLATIONS, as well as legislation applicable to the SERVICE and the local regulations. Likewise, THE OPERATOR declares it knows the SITE, the general and local conditions, as well as


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                                                           CONTRACT NO. 86-C-414





             all the factors that could have an impact on the SERVICE during the design, construction, operation and maintenance of the INSTALLATIONS, such as the physical, meteorological and climatic conditions that prevail at the SITE, the topography and accessibility of the SITE, the availability of labor, materials, equipment, electricity, transportation resources, docks, lodging, industrial services and special services.

         4.9.3 That any lack, carelessness, error or omission in obtaining the information referenced in number 4.9.2 above as well as any other of equal or similar nature, will not relieve it of its responsibility in complying with its obligations that are derived from this CONTRACT.

         4.9.4 It guarantees that it will provide the SERVICE according to the requirements of this CONTRACT.

         4.9.5 That it will correct, in the shortest time possible, any failure that occurs during the design or construction of the INSTALLATIONS or during the rendering of the SERVICE at its sole and exclusive account, without cost whatsoever for LAGOVEN.

4.10 THE OPERATOR guarantees that it will hire qualified personnel necessary for the operation and maintenance of the INSTALLATIONS. THE OPERATOR is the sole party responsible for fulfilling the obligations relative to said personnel stipulated in the Organic Labor Law in effect in Venezuela, as well as any other law, regulation, decree or resolution issued by the competent authorities, THE OPERATOR being subject to that expressly established in same.

4.11 THE OPERATOR guarantees that the personnel and other resources associated with the INSTALLATIONS are appropriate and sufficient to maintain optimum operation and suitable maintenance of the


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                                                           CONTRACT NO. 86-C-414





         INSTALLATIONS, to permit guaranteeing a reliable, continuous, efficient and safe SERVICE.

4.12 THE OPERATOR guarantees that all the materials, equipment, flanges and accessories to be used in the construction of the INSTALLATIONS will be of the appropriate quality on a world-wide level for similar installations; that internationally recognized engineering practices will be used; and that it will use during the design and construction of the INSTALLATIONS one of the following codes: European, Japanese or United States of America. In the event of using European or Japanese code, THE OPERATOR will provide to LAGOVEN its equivalent to the United States of America code.

         Likewise it guarantees that the flanges and piping accessories to be used in the INSTALLATIONS will be of recognized reputation and reliable origin and its quality must not be questioned by national or foreign specialized companies or institutions.

4.13 THE OPERATOR guarantees that all the components, installations and equipment of the INSTALLATIONS will be maintained in good condition and that the maintenance work will be performed to achieve levels of availability of the units equal to or greater than those contemplated in the original design of the plant and which are stated in the proposal in order to minimize the sporadic deficiencies in plant capacity which will be subject to penalties established in Attachment "C" of this CONTRACT.

4.14 Without prejudice to the provisions stipulated in CLAUSE TWENTY FIVE - FORCE MAJEURE or ACT OF GOD, during the period of validity of this CONTRACT,THE OPERATOR will be the sole party responsible for the continuity of the SERVICE, being obligated to proceed with the actions that may be necessary with greatest speed possible and assuming all related expenses when said continuity is interrupted.

4.15 THE OPERATOR guarantees ON-SITE availability of the usual and customary spare parts necessary to repair in the briefest possible time any failure of any component of the INSTALLATIONS.


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                                                           CONTRACT NO. 86-C-414





4.16 THE OPERATOR will be responsible for handling and disposal of contaminated waste such as: contaminated rain water, sewage and any other waste from the INSTALLATIONS in an environmentally safe and reliable manner complying with the legal dispositions on the matter.

4.17 THE OPERATOR is obligated to comply with all Venezuelan laws, regulations, ordinances, decrees, resolutions and other dispositions relative to rendering the SERVICE. It is expressly understood that the violation of the legal dispositions, wilfully, through ignorance or misinterpretation will not relieve THE OPERATOR from repairing without delay to its exclusive account the damages and losses resulting from its action or omission or relieve it of its responsibility of satisfactorily rendering the SERVICE or complying with the obligations derived from this CONTRACT.

4.18 THE OPERATOR must inform LAGOVEN in writing of any modification in the INSTALLATIONS that could affect the SERVICE.

4.19 THE OPERATOR must deliver to LAGOVEN, within thirty (30) days after signing the CONTRACT the PROJECT Performance Schedule describing its sequence and duration covering the period between the date when the CONTRACT comes into effect and the DATE OF THE START UP CERTIFICATE of each one of the Plants (High and Medium Pressure). Any change that may occur on said Performance Schedule prior to the start of the SERVICE must be reported in writing to LAGOVEN providing a detailed description of the reasons for such change and attaching the modified Performance Schedule. In any event, THE OPERATOR is obligated to keep LAGOVEN informed on the progress of the projects and fulfillment of the Performance schedule.

4.20 THE OPERATOR will obtain prior written authorization from LAGOVEN to publish any information related to the SERVICE and/or the SITE. THE OPERATOR will also require its subcontractors to comply with this requirement.


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                                                           CONTRACT NO. 86-C-414





4.21 THE OPERATOR will maintain all the original data and information resulting from the SERVICE including but not limited to geophysical data, engineering, records and completion reports of THE PROJECT and any other data that THE OPERATOR may compile while the CONTRACT is in effect. Said data and information may be reviewed by LAGOVEN at any time and will be delivered to LAGOVEN in the event the installations are acquired upon termination of the CONTRACT.

4.22 THE OPERATOR will permit LAGOVEN representatives access to all the installations associated with this CONTRACT in order to conduct inspections, audits or investigation of any kind related to the construction, operation or maintenance of the INSTALLATIONS that may affect the SERVICE and will facilitate the performance of the activities of said representatives.


5.       CLAUSE FIVE

         OBLIGATIONS OF LAGOVEN

5.1 LAGOVEN will pay THE OPERATOR for the SERVICE according to the volume of gas compressed and according to the terms and conditions stipulated in this CONTRACT.

5.2 LAGOVEN will assign by gratuitous bailment to THE OPERATOR two lots of land. Lot A, located in the area of EL FURRIAL where the High Pressure Plant will be constructed and Lot B where the Medium Pressure Compression Plant will be constructed located in the area of Jusep'n. Said lots of land will be assigned for a period equal to the SERVICE of each Plant, plus the time period that construction lasts on each of the lots, as well as the time period needed for dismantling INSTALLATIONS, when the SERVICE is completed. LAGOVEN will deliver Lot A in a period no greater than five (5) months and Lot B in a period not greater than two (2) months, both periods calculated from the date the CONTRACT is signed. These periods will apply for purposes of availability of the lands for starting construction; but will not affect the possibility that THE OPERATOR has, from the date the


                                      19
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                                                           CONTRACT NO. 86-C-414





         CONTRACT is signed to have access to the lands for purposes of performing studies and/or surveys that do not alter existing conditions of said lands.

         The referenced lots will be returned upon termination of the service in the same physical and environmental conditions in which they were delivered.

         In addition to the lands, LAGOVEN will supply the rights of way for laying the gas gathering , transportation and distribution lines outside the Compression Plants. The rights of way will be obtained by LAGOVEN in a period no greater than three (3) months calculated from the date on which LAGOVEN receives from THE OPERATOR the route plans with the detailed topographical information together with the descriptive report and technical specifications of the lines.

         In the event of delay in obtaining lots A and B, or the easements, beyond the maximum periods previously indicated, LAGOVEN will recognize an extension of the PROJECT completion date if said delay directly causes a delay in the construction which must be demonstrated by THE OPERATOR. In no event may the delay in construction be greater than the time of the delay in obtaining the easements or obtaining lots A and B.

5.3 The lands that are assigned (lots A and B) will be the object of an environmental inspection (Base Line Study) conducted by a company qualified for that purpose contracted and paid by LAGOVEN. The result of said inspection will be accepted by the PARTIES as proof of the pre-existing environmental condition for which LAGOVEN assumes responsibility. The result of the environmental inspection will be an attachment to the gratuitous bailment contract that the PARTIES will execute.

5.4 LAGOVEN will be responsible for negotiating and completing those agreements with third parties, holders of lands and owners of properties within the site required by THE OPERATOR to carry out the SERVICE. Said rights granted by third parties to LAGOVEN will be extended to THE OPERATOR throughout the duration of the SERVICE.


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                                                           CONTRACT NO. 86-C-414





6.       CLAUSE SIX

         SAFETY AND HEALTH STANDARDS

6.1 THE OPERATOR will at all times maintain all its work areas in safe, orderly and cleaned up conditions during construction, operation and maintenance of the INSTALLATIONS as well as all the installations associated with same.

6.2 THE OPERATOR will be responsible upon termination of this CONTRACT, for cleaning up and returning the SITE to the original condition it was in at the time it was delivered excluding only the underground sections of the pipelines located outside the limits of the areas denominated Lot "A" and Lot "B" defined in Section 5.2. THE OPERATOR will not be responsible for preexisting environmental conditions.

6.3 THE OPERATOR guarantees to establish and SAFETY AND HEALTH program suitable to the characteristics and type of work that will be performed during the design phases, construction, start up, operation, maintenance and dismantling of the INSTALLATIONS.

6.4 THE OPERATOR will take the necessary steps for preservation and safety of life, property, crops, vegetation, environmental protection, prevention of environmental contamination and health and safety of personnel taking all necessary precautions to avoid harming the environment during the design phases, construction, start up, operation, maintenance and dismantling of the INSTALLATIONS. Likewise it will take the necessary steps so as, in the event of disasters and/or accidents, to minimize the effects of same on people, the environment and property.

6.5 THE OPERATOR will have supervisory personnel duly trained in the performance of the activities of the PROJECT and the SERVICE and in aspects of SAFETY AND HEALTH related to same. Likewise it will be responsible for training its personnel on matters of SAFETY AND HEALTH and will provide suitable training that,

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                                                           CONTRACT NO. 86-C-414





         at a minimum, conforms with internationally accepted practices and standards.

6.6 THE OPERATOR declares it is fully aware of and agrees to comply with Venezuelan laws, regulations and other legal dispositions on matters of SAFETY AND HEALTH and further agrees to comply with the standards and procedures of SAFETY AND HEALTH presented by THE OPERATOR in its proposal and approved by LAGOVEN which is an integral part of this CONTRACT.

6.7 THE OPERATOR declares it is knowledgeable of the systems of notification, reporting and investigation of accidents utilized by PDVSA and agrees to follow them strictly.

6.8 THE OPERATOR must comply with the design standards of PDVSA'S Hazards Engineering Manual contemplated in Attachment "D", TECHNICAL SPECIFICATIONS, which it states it knows and is considered an integral part of this CONTRACT.

6.9 It is understood that the design, operation and maintenance of the fire fighting systems and equipment of the INSTALLATIONS will be the exclusive responsibility of THE OPERATOR.

6.10 THE OPERATOR will be responsible for the performance of a "Hazop" risk analysis of operability and a quantitative risk analysis of the design of the INSTALLATIONS. This analysis must be performed by a specialized company selected by THE OPERATOR and approved by LAGOVEN and will be contracted and paid by THE OPERATOR. The final design of the installations must comply with the risk tolerance criteria established by PDVSA, according to the standards indicated in Attachment "D", TECHNICAL SPECIFICATIONS.

         Throughout the period of SERVICE, THE OPERATOR agrees to conduct technical safety audits, at the time LAGOVEN requires, of THE OPERATOR'S INSTALLATIONS through a specialized company previously approved by LAGOVEN and contracted and paid by THE OPERATOR. THE OPERATOR must execute, at its cost and in the briefest time possible, the actions and/or

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                                                           CONTRACT NO. 86-C-414





improvements necessary to eliminate the unsafe conditions of the INSTALLATIONS identified in the audit report which might affect the safety of the installations owned by LAGOVEN. LAGOVEN may request up to a maximum of one (1) audit every six (6) months.


7.       CLAUSE SEVEN

         TECHNICAL INFORMATION

7.1 LAGOVEN reserves the right, and OPERATOR so agrees, to request from OPERATOR any information on any technical aspect relative to the design and/or construction of the INSTALLATIONS, each time LAGOVEN deems it necessary for the purpose of verifying the compliance with standards on SAFETY AND HEALTH. Thereafter, LAGOVEN may make suggestions or comments relative to design and/or construction aspects, without this signifying the acquisition of a commitment, responsibility or obligation whatsoever on LAGOVEN'S part, for the design and/or construction of the INSTALLATIONS, or the partial or total release of THE OPERATOR from any of the responsibilities or obligations that THE OPERATOR has contracted according to this CONTRACT.

7.2 In accordance with Section 7.1 above, THE OPERATOR will deliver to LAGOVEN, for its information during the design phase of the INSTALLATIONS a copy of the documents and plans that are listed in this section.

         THE OPERATOR is free to make as many deliveries of said documents and plans during the design phase of the INSTALLATIONS as it deems convenient; but at least must make two (2) formal deliveries: One upon completion of the basic engineering and another upon completion of the approved construction plans before starting construction of the INSTALLATIONS.

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                                                           CONTRACT NO. 86-C-414





         The documents to be delivered to LAGOVEN are the following:

         a)  Process Flow Diagrams ("PFD's")

         b)  Piping and Instrumentation Diagrams ("P&ID's")

         c)  Equipment Layout Plan ("Plot Plan")

         d)  Piping Layout and Underground Masonry

         e)  ESD Systems Cause and Effect Diagram

7.3 THE OPERATOR must submit to review and approval of LAGOVEN the construction plans of any portion of the INSTALLATIONS to be interconnected to installations of LAGOVEN and/or any AFFILIATE. The referenced plans must be submitted, at the latest, three (3) months before construction starts on any of the systems involved. LAGOVEN will issue the approval and/or comments on the construction plans within a period not greater than thirty (30) continuous days calculated from the date of formal receipt of same.

         It is understood that this will be the only portion of the INSTALLATIONS where the design will be approved by LAGOVEN, without this relieving THE OPERATOR of its responsibility for errors, omissions, defects or failures in the design and construction of such systems or installations.

7.4 Given the importance of the reliability of the SERVICE, all the technical documents related to the INSTALLATIONS such as criteria and bases of design, drawings, sketches and plans, specifications and/or materials sheets, installation manuals, equipment testing reports, final construction plans, detailed time schedules, operations and/or maintenance manuals, mechanical catalogs and any other similar and/or engineering document must be available for information and/or inspection by LAGOVEN which shall have the right to reproduce and use them at their discretion with prior consent of THE OPERATOR which shall not deny same unless there are sufficiently justifiable reasons for such and without this implying a violation of right of ownership or any other right of THE OPERATOR but always subject to the confidentiality to which CLAUSE TWENTY FOUR - CONFIDENTIALITY refers.

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                                                           CONTRACT NO. 86-C-414





7.5 The access and activities mentioned in this clause must be performed in such a way as to not disturb or interrupt the construction or operation of the INSTALLATIONS.

7.6 LAGOVEN assumes no obligation of reviewing, detecting errors or omissions or correcting any deficiency in the technical information supplied by THE OPERATOR for information.


8.       CLAUSE EIGHT

         PERMITS

8.1 THE OPERATOR will be responsible and defray its own expenses for the timely processing and obtaining of all the permits, licenses, certificates and visas required by competent governmental authorities which have jurisdiction over THE OPERATOR, its employees and/or agents by reason of the design, construction, operation and maintenance of the INSTALLATIONS, including those necessary for importing any material and equipment throughout the period of validity of this CONTRACT.

8.2 THE OPERATOR will also be responsible for the performance of any environmental or other kind of study required by competent authorities except for the environmental inspection contemplated in Clause 5.3 of this CONTRACT.

8.3 LAGOVEN may cooperate, according to its capability and availability of personnel, in the processing of permits, licenses or certificates required by THE OPERATOR but in no case will LAGOVEN assume any responsibility over the result of its effort.

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                                                           CONTRACT NO. 86-C-414





9.       CLAUSE NINE

         FIRES AND OTHER EMERGENCIES

9.1 At OPERATOR'S request, LAGOVEN may provide support fighting fires occurring at the INSTALLATIONS or SITE, it being understood that LAGOVEN will not be responsible for material damages or bodily injuries resulting from its intervention.

9.2 LAGOVEN at OPERATOR'S request, in accordance with the availability and capability of LAGOVEN'S personnel, will provide support in transporting injured people from the INSTALLATIONS or SITE to assistance centers during the fires and/or any other emergency. THE OPERATOR relieves LAGOVEN from all responsibility that may arise from transporting injured people and will be in charge of obtaining the permits, authorizations or certificates necessary for transporting injured people.

9.3 In the event of coinciding fires or other emergencies in a LAGOVEN INSTALLATION and in the INSTALLATIONS or SITE, it is understood that LAGOVEN will give preference to attending said fires or other emergencies in its own installations and/or injured people.

9.4 In the event that LAGOVEN supports THE OPERATOR in an emergency at the INSTALLATIONS or SITE, THE OPERATOR will reimburse LAGOVEN the expenses incurred by said support. To that effect LAGOVEN will present an invoice for such expenses that must be paid within thirty
         (30) days after it is presented.


10.      CLAUSE TEN

         START OF SERVICE

10.1     For each Plant, THE OPERATOR must report to LAGOVEN in writing thirty
         (30) days in advance of the date on which the PROJECT will be completed and testing will begin on the INSTALLATIONS.

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                                                           CONTRACT NO. 86-C-414





         At the same time as this notification or on an earlier date, THE OPERATOR will deliver to LAGOVEN the detailed start up procedure of the INSTALLATIONS.

         For each Plant, THE OPERATOR will ask LAGOVEN in writing two (2) months in advance for the gas requirements to conduct the equipment start up tests. Subject to THE OPERATOR'S compliance with the conditions described in this section, LAGOVEN will guarantee the availability of the volume of gas required for the High Pressure Plant upon completion of thirteen (13) months calculated from the signing of the CONTRACT and for the Medium Pressure Plant upon completion of seven (7) months calculated from the signing of the CONTRACT.

10.2 For each on of the Plants that comprise the INSTALLATIONS, after operations testing has been completed and THE OPERATOR deems that SERVICE may begin, the latter will notify LAGOVEN as to the date scheduled for said start up at least seven (7) days in advance.

         In the case of the High Pressure Plant, the START UP CERTIFICATE will only be signed upon completion of a minimum period of seven (7) continuous days of operation during which the injection rate is greater than or equal to 300 MMSCFD during at least ninety seven percent (97%) of the time, in which case the starting date of the SERVICE will be the first day of said period.

         For the purposes of signing the START UP CERTIFICATE, if on the date scheduled for starting operation, LAGOVEN does not provide the required volume of 300 MMSCFD, operation must be carried out based on injection volume that LAGOVEN is capable of providing, the other requirements established in the preceding paragraph being fulfilled for this new injection volume. Upon completion of these requirements, the signing of the START UP CERTIFICATE can take place.

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                                                           CONTRACT NO. 86-C-414





         The date of the START UP CERTIFICATE will be used for purposes of applying the penalty and bonus established in CLAUSE FIFTEEN - BONUS AND PENALTY.

         For the Medium Pressure Plant, the START UP CERTIFICATE will only be signed after completion of a minimum period of seven (7) continuous days of operation during which the compression rate is equal to or greater than 55 MMSCFD during at least ninety seven percent (97%) of the time, in which case the starting date of the SERVICE will be the first day of said period.

         For the purposes of signing the START UP CERTIFICATE, if on the date scheduled for starting of operation, LAGOVEN does not provide the required volume of 55 MMSCFD, operation must be carried out based on compression volume that LAGOVEN is capable of providing, the other requirements established in the preceding paragraph being fulfilled for this new compression volume. Upon completion of these requirements, the signing of the START UP CERTIFICATE can take place.

         The date of the START UP CERTIFICATE will be used for purposes of applying the penalty in the event of delay, CLAUSE FIFTEEN - BONUS AND PENALTY.


11.      CLAUSE ELEVEN

         METERING

11.1     REQUIREMENTS OF INSTRUMENTS

         11.1.1 All the gas metering instruments will be located in the METERING STATIONS. The information from those metering instruments will be centralized in control rooms in each of THE OPERATOR'S plants. The metering will be real time utilizing on line instruments and computer devices unless otherwise determined by mutual agreement. THE OPERATOR, by mutual agreement with LAGOVEN,

                                                           CONTRACT NO. 86-C-414





             will have available output signals from the transmission and computer devices to LAGOVEN for monitoring purposes. In the event it is necessary, additional equipment will be installed to protect and ensure suitable operation of the transmission and computer devices.

         11.1.2 LAGOVEN will have access at all times to the METERING STATIONS.

         11.1.3 The readings, calibration, repair and adjustment of meters of UTILITIES and of GAS including analytical equipment will be for the account of THE OPERATOR.

         11.1.4 The records of the metering instruments prepared by THE OPERATOR will belong to it and THE OPERATOR will maintain them on file for a period not less than two (2) years. Throughout this period, THE OPERATOR at LAGOVEN'S request will deliver the records and calculations for inspection and verification subject to their return by LAGOVEN within a period of twenty (20) days following receipt. LAGOVEN will have a similar obligation to maintain the records.

11.2     CALIBRATION OF THE INSTRUMENTS

         11.2.1 Calibration of the metering instruments means "the verification that each instrument is within the metering tolerance accepted in this CONTRACT".

         11.2.2 At any time at LAGOVEN'S request or at least once a MONTH, THE OPERATOR will calibrate the meters, instruments and accessories, including the analyzers in the presence of REPRESENTATIVE(S) of LAGOVEN as indicated below and the REPRESENTATIVES of both PARTIES will observe together any adjustment that is made. The primary metering elements will be inspected at each calibration.

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                                                           CONTRACT NO. 86-C-414





         11.2.3 THE OPERATOR must maintain technical manuals from manufacturers and calibration manuals on the instruments utilized to meter the SERVICE. THE OPERATOR must establish and maintain the documented procedures for calibration and agreement or lack of agreement of the instruments and calibration equipment. THE OPERATOR must train the personnel assigned to calibration of the metering instruments of the SERVICE. THE OPERATOR must have an instrument shop which will house the certified equipment and calibration tools required for the metering instruments of the service.

         11.2.4 THE OPERATOR will notify LAGOVEN in writing about the performance of all the calibrations, tests and/or repairs of the meters and accessory instruments at least seventy two (72) hours prior to performing said calibrations, tests and/or repairs. The cost of the calibrations, tests and/or repairs will be for THE OPERATOR'S account.

         11.2.5 THE OPERATOR will timely provide to the other PARTY a copy of all the equipment tests, calibrations, repairs and/or test reports and forms even when said activity is witnessed or not by LAGOVEN.

             The percentage of error of the metering devices must not exceed the limits indicated below:

                 Parameter                         Limits
                 ---------                         ------
                 Differential Pressure:            +        1 % of the scale ("full scale")
                                                   -
                 Static Pressure:                  +        0.5 % of the scale ("full scale")
                                                   -
                 Temperature:                      +        1 % of the scale ("full scale")
                                                   -

                 If a deviation is detected in any official flow meter greater than two percent (2%), LAGOVEN may adjust the volume metered by the equipment that shows said deviation by a percentage equal to half the difference existing between the

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                                                           CONTRACT NO. 86-C-414





                 percentage of deviation detected and the maximum tolerable two percent (2%), to be applied from the date of the last calibration to the date that the exceeding deviation is detected.

12.      CLAUSE TWELVE

         RATE AND ADJUSTMENTS

12.1 The SERVICE will be compensated by applying two rates per million standard cubic feet processed, which are indicated in attachment "C-1" for the High Pressure Plant, and Attachment "C-2" for the Medium Pressure Plant.

12.2 Said rates include all the costs of OPERATOR related to the SERVICE such as national or foreign labor costs, maintenance, administration, utilities, depreciation, profit, bonds, insurance, emergencies and all applicable taxes, with the exception of the Wholesale and Luxury Tax (ICSVM), which will be invoiced by THE OPERATOR and paid by LAGOVEN at the applicable rate.

12.3 The rates will be adjusted after written request by THE OPERATOR by applying the following procedures that are indicated for each cost item, as follows:

         NATIONAL DIRECT LABOR

         Includes only personnel considered Lower Payroll. The base salary offered will be adjusted in the same proportion of salary increases as are produced by Applicable Collective Bargaining Contract and/or Laws and/or Governmental Decrees.

         The base benefits offered will be adjusted in proportion to the changes that are produced by Applicable Collective Bargaining Contract and/or Laws and/or Governmental Decrees.

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                                                           CONTRACT NO. 86-C-414





         These adjustments will be effective on the same date that the salary increases or benefit changes are produced by Applicable Collective Bargaining Contract and/or Laws and/or Governmental Decrees.

         FOREIGN DIRECT LABOR

         To be adjusted at the beginning of the CONTRACT YEAR applying the inflation index of the United States of America denominated the Consumer Price Index.

         MAINTENANCE

         Includes the yearly costs of labor, equipment, etc., related to the maintenance and repairs of any type (ordinary and extraordinary maintenance) of the INSTALLATIONS as well as the costs related to replacement of equipment and/or their parts, transportation, nationalization and installation. Additionally includes the costs of catalysts, oils lubricants and any other substance required for maintenance of the INSTALLATIONS.

         The portion in Bolivars will be adjusted quarterly in accordance with the Price Indexes published by the Central Bank of Venezuela by applying the formula for increases included in Attachment B of this CONTRACT. The portion indicated in DOLLARS will be adjusted at the beginning of each CONTRACT YEAR utilizing the inflation index of the United States of America denominated the Producer Price Index.

         In the event that any of the indexes used to adjust the prices ceases to be published by the corresponding organization, the PARTIES agree to define and immediately agree on an alternate index that will be incorporated in the price adjustment mechanism.

         The PARTIES agree to adjust the values of the indexes used in the price adjustment mechanism in the event that the base year

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                                                           CONTRACT NO. 86-C-414





         used as a reference is changed by the corresponding organization.

         ADMINISTRATION

         Includes the costs related to the administration of the INSTALLATIONS such as: support personnel, including personnel considered Upper Payroll, accounting, telephone, fax, stationery, mail, courier, bonds and insurance, etc. In no event will it include "overhead" expenses or expenses corresponding to parent organization of THE OPERATOR.

         The portion in Bolivars will be adjusted semiannually in accordance with the Price Indexes published by the Central Bank of Venezuela applying the formula for increases included in Attachment B of this CONTRACT.

         The portion indicated in DOLLARS will be adjusted at the beginning of each CONTRACT YEAR utilizing the inflation index of the United States of America denominated the Producer Price Index.

         UTILITIES

         The cost associated with the utilities will be adjusted when there is a change in their prices whether by Laws or Decrees or when LAGOVEN deems it necessary. The date of the adjustment associated with UTILITIES will take effect on the date when the change in price of same takes effect.

         DEPRECIATION

         Corresponds to the amount of depreciation of the INSTALLATIONS. This item will not be the object of adjustment at any time of the PERIOD OF SERVICE.


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                                                           CONTRACT NO. 86-C-414





         PROFIT

         The profit is expressed in Dollars and Bolivars. Neither of the two portions will be the object of adjustment at any time of the PERIOD OF SERVICE.

         EMERGENCIES

         The costs and expenses related to fires and other emergencies indicated in CLAUSE NINE - FIRES AND OTHER EMERGENCIES will not be considered for purposes of requesting price adjustments by reason of SERVICE nor for any reason.

         12.4 THE OPERATOR accepts and agrees that, in the event LAGOVEN requests OPERATOR to increase the capacity of the High Pressure Plant to 600 MMSCFD according to the terms of Attachment "D", TECHNICAL SPECIFICATIONS, the RATE to be applied calculated from the time in which THE OPERATOR begins compression of 600 MMSCFD at the High Pressure Plant shall be that which is presented in the proposal for said capacity.

13.      CLAUSE THIRTEEN

         PRICE OF UTILITIES

         LAGOVEN will deduct from the invoice presented by THE OPERATOR the costs related to the UTILITIES corresponding to the month the invoice is presented, consumed by THE OPERATOR, in accordance with CLAUSE SIXTEEN - FORM OF PAYMENT.

         The electricity will only be supplied by LAGOVEN temporarily, the provision of this service will be assumed later by the company in charge of supplying electricity.

         THE OPERATOR will pay the electricity at the beginning of the CONTRACT in an amount in Bolivars equivalent to 0.016975 Dollars for each kilowatt

                                                           CONTRACT NO. 86-C-414





         hour. This rate may be adjusted by LAGOVEN when it deems necessary and as long as it is the supplier of electricity.

14.      CLAUSE FOURTEEN

         RECOGNITION OF INVESTMENTS

14.1 In the event that by express written requirement from LAGOVEN THE OPERATOR needs to optimize and/or expand the INSTALLATIONS and that to take such actions it is necessary to make an investment of capital in the INSTALLATIONS, the PARTIES will meet and analyze the reasonably possible options for making such investments of capital before committing any related funds.

         THE OPERATOR will provide in writing to LAGOVEN in a period no greater than sixty (60) continuous DAYS calculated from the date of receipt by OPERATOR of LAGOVEN'S written requirement, an estimate of the cost of the capital investment and the impact it might have on the rate. Once the additional capital is approved by LAGOVEN, the PARTIES will agree to adjust the rate according to CLAUSE TWELVE - RATE AND ADJUSTMENTS.

14.2 If an agreement is not reached on the options of the investment of capital within a period of sixty (60) continuous DAYS calculated from the date LAGOVEN receives the cost estimate, LAGOVEN may maintain the SERVICE on the terms initially agreed or recur to the mechanisms for resolving disputes in accordance with that provided in CLAUSE TWENTY TWO - MECHANISMS FOR RESOLVING DISPUTES in order to make a decision relative to the estimate of the cost of capital investment and the impact that it might have on the rate.


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                                                           CONTRACT NO. 86-C-414





15.      CLAUSE FIFTEEN

         BONUS AND PENALTY

15.1     MEDIUM PRESSURE PLANT

         The terms and conditions to be applied regarding Bonus and Penalty both on STARTING the SERVICE as well as the normal operation of the Medium Pressure Plant are those established in Attachment "C-2", TERMS OF PAYMENT, BONUS AND PENALTY.

15.2     HIGH PRESSURE PLANT

         The terms and conditions to be applied regarding Bonus and Penalty both on STARTING the SERVICE as well as the normal operation of the High Pressure Plant are those established in Attachment "C-1", TERMS OF PAYMENT, BONUS AND PENALTY.

16.      CLAUSE SIXTEEN

         FORM OF PAYMENT

16.1 THE OPERATOR must present within the first five (5) work days of each month a monthly invoice for providing the SERVICE to LAGOVEN during the previous month which clearly states the total amount of GAS as well as the amount owed in bolivars and DOLLARS in accordance with CLAUSE TWELVE - RATE AND ADJUSTMENTS. The invoice must comply with the requirements established in the applicable legal dispositions, be printed on THE OPERATOR'S letterhead, be duly signed by THE OPERATOR'S REPRESENTATIVE and be delivered to the office of LAGOVEN'S REPRESENTATIVE.

16.2 The invoices presented by THE OPERATOR may be objected to, totally or partially, by LAGOVEN within the 10 days following their


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         receipt.  The objections will be reported to THE OPERATOR within the time frame indicated. THE OPERATOR in this event may elect to present an invoice that does not include the amounts objected to which will be paid within the period indicated in Section 16.4 or may retain the objected to invoice until explaining the objections with LAGOVEN. It is understood that the presentation of an invoice that does not include amounts objected to does not imply THE OPERATOR'S waiver of said amounts. Likewise it is understood that the objected to amounts will not earn interest of any kind.

16.3 LAGOVEN may suspend up to 20% of the total payment to which OPERATOR has a right to protect or indemnify LAGOVEN for losses due to actions solely imputable to THE OPERATOR in accordance with clause NINETEEN of this CONTRACT, LAGOVEN will inform OPERATOR of the amount withheld and the reasons for said withholding; it is understood that the withheld amount will not generate interests of any kind.

16.4 LAGOVEN will pay to THE OPERATOR within thirty (30) calendar days following presentation of the invoices the balance resulting after having made any withholdings such as: Income Tax (ISLR), cost of UTILITIES, municipal taxes and, if appropriate, the withholding to which Section 16.3 above refers. The payment will be made by bank deposit to the account that THE OPERATOR indicates through written communication.

16.5 Any change that THE OPERATOR makes relative to the Account Number or Banking Institution to which this Clause refers must be timely reported to LAGOVEN in writing and signed by THE OPERATOR'S REPRESENTATIVE.

16.6 LAGOVEN will pay to THE OPERATOR the amount of the portion in DOLLARS in equivalent bolivars calculated at the exchange rate that is applicable for the date the payment is processed, it being THE OPERATOR'S responsibility to convert said payment to equivalent DOLLARS. LAGOVEN will pay the exchange rate difference that may arise between the rate of exchange utilized by LAGOVEN on the


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         payment and the exchange rate in effect on the date said payment is converted to DOLLARS so long as THE OPERATOR makes said conversion within a maximum period of two (2) working days following the date of the deposit or credit to account of THE OPERATOR. To make said payment effective, THE OPERATOR will have eight (8) continuous days following the date of the deposit or credit to account to submit the request for the exchange difference by presenting the original receipt for DOLLARS indicated on the invoice and the rate of exchange applied by the financial institution. If the claim for the exchange difference is not submitted within the indicated time period, it will be understood that THE OPERATOR waives the right to present any claim. On the other hand, THE OPERATOR must reimburse LAGOVEN the amounts in bolivars in the event that the exchange difference results in a decrease in the bolivar exchange rate with respect to the DOLLAR.

         In the event that due to some law or governmental resolution such as establishing an exchange rate control system it is impossible for THE OPERATOR to acquire DOLLARS, LAGOVEN will pay in DOLLARS in a United States of America bank the portion of payments that correspond to said currency through credit to account at the bank indicated by THE OPERATOR.

16.7 The invoice must break down the amount corresponding to the general wholesale sales and luxury excise tax or any other tax of this kind that is applicable.

17.      CLAUSE SEVENTEEN

         ACCOUNTING

17.1 All the books, invoices and records of THE OPERATOR related to the operations under this CONTRACT will be maintained on a calendar year basis, will be in accordance with Applicable Law and will be available for audit by LAGOVEN.

17.2 Furthermore, THE OPERATOR must comply with those special instructions or requirements not provided in legal dispositions or


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                                                           CONTRACT NO. 86-C-414





         general-type accounting principals relative to the operations under this CONTRACT which are indicated by LAGOVEN relative to its books, records, invoicing processes, so long as such instructions or requirements are reasonable in the context of general accounting practices.

18.      CLAUSE EIGHTEEN

         AUDITING

18.1 During the life of the CONTRACT and up to two (2) years after termination or resolution of same, representatives of LAGOVEN, duly authorized, will have access at all times to all the books, records, receipts, vouchers, personnel files and any other documents of OPERATOR related to the SERVICE for the purpose of verifying OPERATOR'S compliance with its contractual obligations.

18.2 The scope of the review by authorized REPRESENTATIVES of LAGOVEN may also be extended to aspects related to the components of costs, cost recovery factors, rates, other administrative, computer and operational aspects which are advisable.

18.3 The auditing right may be extended to external auditing (independent auditors), the latter being performed by specialized companies with LAGOVEN'S Auditing Department maintaining strict interaction to ensure the degree of independence that must exist and the technical and operational performance of the work according to the scope of the review conducted.

18.4 The result of the audit will be reported to THE OPERATOR. If from the audit there is a credit in LAGOVEN'S favor, THE OPERATOR upon LAGOVEN'S requirement will proceed to make the payment of the resulting amount and must bear the reasonable costs incurred in conducting the audit. Likewise if the audit results in a credit in THE OPERATOR'S favor, LAGOVEN upon


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                                                           CONTRACT NO. 86-C-414





         OPERATOR'S requirement will proceed to make the payment of the resulting amount.

19.      CLAUSE NINETEEN

         RESPONSIBILITIES FOR DAMAGES

19.1 THE OPERATOR agrees to indemnify LAGOVEN in the event of claims, suits, actions, losses, expenses or obligations, including attorneys fees and/or expenses, costs and costs incurred by LAGOVEN that may result from the injury or death of a LAGOVEN employee or for damages or losses of material goods owned by LAGOVEN which are caused by imprudence, negligence, incompetence, fault and/or wilful misconduct of THE OPERATOR, its contractors, subcontractors, employees or any other person, animal or thing for which THE OPERATOR must respond civilly.

19.2 LAGOVEN agrees to indemnify THE OPERATOR in the event of claims, suits, actions, losses, expenses or obligations, including attorneys fees and/or expenses, costs and costs incurred by THE OPERATOR that may result from the injury or death of an employee of THE OPERATOR or for damages or losses of material goods owned by THE OPERATOR which are caused by imprudence, negligence, incompetence, fault and/or wilful misconduct of LAGOVEN, its contractors, subcontractors, employees or any other person, animal or thing for which LAGOVEN must respond civilly.

19.3 THE OPERATOR will indemnify and defend LAGOVEN in the event of claims, suits, rights or actions, losses or obligations, including attorneys fees and/or expenses, costs and costs incurred by LAGOVEN that may result from injury or death of third parties, or damages of their goods caused by imprudence, negligence, incompetence, fault and/or wilful misconduct of THE OPERATOR, its contractors, subcontractors, employees or any other person, animal or thing for which it must respond civilly.


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                                                           CONTRACT NO. 86-C-414





19.4 LAGOVEN will indemnify and defend THE OPERATOR in events of claims, suits, rights or actions, losses or obligations, including attorneys fees and/or expenses, costs and costs incurred by THE OPERATOR that may result from injury or death of third parties, or damages of their goods caused by imprudence, negligence, incompetence, fault and/or wilful misconduct of LAGOVEN, its contractors, subcontractors, employees or any other person, animal or thing for which it must respond civilly.

19.5 The PARTIES, among themselves, will only be responsible for the direct damages that may arise during the life of the contract and will not respond for loss of profit or indirect damages.

20.      CLAUSE TWENTY

         BONDS AND INSURANCE

20.1 LABOR BOND: THE OPERATOR agrees to obtain and maintain from the start of the SERVICE a labor bond to guarantee to LAGOVEN the faithful and sound performance of labor obligations assumed by THE OPERATOR towards its workers in accordance with that established in the Organic Labor Law and its Regulations in effect in Venezuela as well as the legal, contractual benefits that may be agreed upon in the future to the benefit of the workers or employees of THE OPERATOR. The bonded sum will be the amount equal to ten percent (10%) of the annual payroll of THE OPERATOR'S personnel in Venezuela for providing the SERVICE. This bond must be delivered to LAGOVEN when the first START UP CERTIFICATE is signed and must be in effect until fourteen (14) months after termination of the CONTRACT, unless THE OPERATOR presents the respective release forms endorsed by the competent Labor Inspector's office.

         LAGOVEN may withhold an amount equal to the amount guaranteed if THE OPERATOR does not provide the referenced bond, keeping said


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                                                           CONTRACT NO. 86-C-414





         withholding until THE OPERATOR provides such bond to LAGOVEN'S satisfaction.

         THE OPERATOR must obtain for its workers, the workers of its Assignees and the workers of its subcontractors who are not Venezuelan and who work in Venezuela the policies "Workers Compensation Insurance" for North American employees and "Employers Liability Insurance" or its equivalent if the workers are of a nationality other than North American.

20.2 CIVIL LIABILITY INSURANCE: In order to ensure discharge of the liability that is incumbent exclusively upon THE OPERATOR to indemnify the eventual damages and losses caused by THE OPERATOR, its employees, contractors or subcontractors on property, installations and/or workers of LAGOVEN or third parties as a result of the construction of the INSTALLATIONS or provision of the SERVICE which is the object of this CONTRACT, THE OPERATOR must obtain a policy on civil liability to third parties from an insurance company with a minimum coverage of five million (US$ 5,000,000.00) DOLLARS throughout the life of this CONTRACT.

         The civil liability policy assists in the discharge of the liability that THE OPERATOR assumes before third parties but in no event limits it.

         It is understood that during the phase prior to starting the SERVICE, THE OPERATOR will only respond, as regards damages to property of LAGOVEN, for damages not covered in LAGOVEN'S policy, for the deductible and for any amount that exceeds the maximum limit of coverage of said policy. LAGOVEN will advise THE OPERATOR as to the risks covered in its policy as well as the deductible and the maximum amount of coverage.

20.3 EMPLOYER'S LIABILITY INSURANCE: THE OPERATOR, as sole employer of the workers utilized in the performance of the CONTRACT and in order to respond for injuries, sickness or death of its personnel due to the construction,


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                                                           CONTRACT NO. 86-C-414





         operation and/or maintenance of the INSTALLATIONS must obtain and maintain throughout the entire life of the CONTRACT an employer's liability insurance policy.

         The employer's liability insurance must cover the difference between the amount of the indemnification that corresponds to Obligatory Social Security and that established in the Collective Bargaining Contract that may be applicable.

         This insurance must cover the obligations derived from:

         a)      Title VIII of the Organic Labor Law.

         b)      Collective bargaining labor contract that may be applicable.

         c)      Any legal other disposition on the matter.

20.4 CIVIL LIABILITY INSURANCE FOR VEHICLES: In order to ensure discharge of the responsibility that is exclusively incumbent upon THE OPERATOR to indemnify eventual damages and losses caused by vehicles of THE OPERATOR or of its subcontractors to property, installations and/or workers of LAGOVEN or of third parties due to the construction of the INSTALLATIONS or the provision of the SERVICE, which is the object of this CONTRACT, THE OPERATOR must obtain a Civil Liability policy for vehicles in the amount to be indicated by LAGOVEN.

20.5 GUARANTEE OF DISMANTLING: In the event that 12 months prior to expiration of the INITIAL PERIOD or any of the extensions the PARTIES have not agreed to extend the SERVICE, THE OPERATOR must obtain a performance bond issued by a bank or insurance company domiciled in Venezuela of recognized solvency and to LAGOVEN'S satisfaction in the amount of fifteen million DOLLARS (US$ 15,000,000.00) to guarantee the dismantlement of the installations upon finalization of the contract. This bond must be in effect for a period of twenty four (24) months.

20.6     GENERAL PROVISIONS

         20.6.1 The Bonds mentioned in this CONTRACT must be joint and several and constituted by authenticated document


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                                                           CONTRACT NO. 86-C-414





                 issued by a banking institution or insurance company domiciled and with offices in Venezuela, of recognized solvency and to LAGOVEN'S satisfaction and will include express mention that the surety waives the right to the benefits that are conferred by Articles 1833, 1834 and 1836 of the Venezuelan Civil Code. It must include the reference to the number and purpose of the CONTRACT. The bond documents must be presented before signing for approval by LAGOVEN.

         20.6.2 If THE OPERATOR does not comply with the requirements stipulated in Sections 20.2, 20.3 and 20.4 above, or if for any circumstance having complied fails to pay the premiums or payments to renew the insurance policies indicated in mentioned numbers, LAGOVEN at its discretion may pay said premiums or payments, subsequently deducting from any invoice presented by THE OPERATOR the amount paid.

         20.6.3 All the Insurance stipulated in this clause must include a clause obligating the insurer to inform THE OPERATOR and LAGOVEN in writing thirty (30) days prior to the expiration date of any payment pending relative to said insurance or the date of expiration of the policy. Except as regards the Civil Liability Policy established in Section 20.4 above.

         20.6.4 All the Insurances stipulated in this clause will be contracted with Insurance Companies approved by the Insurance Commissioner, of recognized solvency, to LAGOVEN'S satisfaction, through authentic documents in 3 copies, one of which must be delivered to LAGOVEN and must comply with that stipulated in the Law and Regulations of Insurance and Reinsurance Companies as well as any other standard in effect on the matter. Prior to contracting any insurance policy, THE OPERATOR must obtain approval from


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                                                           CONTRACT NO. 86-C-414





                 LAGOVEN to contract with the proposed Insurance Company.

         20.6.5 Prior to starting the activities that require such insurance, LAGOVEN may require THE OPERATOR to present the insurance policies described in this Clause or the documents that substantiate that these have been contracted such as receipt of premium or temporary coverage.

                 Likewise, THE OPERATOR is obligated to deliver annually to LAGOVEN substantiation of the renewal of the insurance referenced in this clause issued by the insurer.

         20.6.6 The insurance policies mentioned in this clause must include LAGOVEN as co-insured.

         20.6.7 The expiration of the policies must be December 31 of each year.

21.      CLAUSE TWENTY ONE

         APPLICABLE LAW

The interpretation, validity and execution of this CONTRACT will be made in accordance with the laws of the Republic of Venezuela.

22.      CLAUSE TWENTY TWO

         MECHANISM FOR RESOLVING DISPUTES

         In the event of disputes, either of the PARTIES may submit them to the non-binding procedures indicated in this clause or they may have recourse directly to the arbitration procedure. Nevertheless, if the non-binding procedure has begun, same must be concluded before having recourse to arbitration. The mechanisms for resolving disputes are:



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                                                           CONTRACT NO. 86-C-414





22.1     AMICABLE ARRANGEMENT

         22.1.1 Through the negotiation of an executive and an attorney, (hereinafter NEGOTIATORS) who represent each one of the PARTIES. For purposes of this section, any of the PARTIES will notify the other PARTY in writing of any dispute, controversy or claim not resolved in the normal course of its negotiations. The PARTY thus notified must respond in writing to the other PARTY within fifteen (15) days following receipt of the notification. Both the notification as well as the response must include: (a) the position of the PARTY and a summary of its arguments; and (b) the name and position of its NEGOTIATORS.

         22.1.2 Thirty (30) days following the notification, the NEGOTIATORS of each PARTY will meet to try to arrive at an agreement.

         22.1.3 All the negotiations conducted in accordance with this section will be confidential and may not be revealed or raised in any subsequent judicial or extrajudicial proceedings.

         22.1.4 If the dispute, claim or controversy is not resolved by the NEGOTIATORS within forty five (45) days following the notification or if the NEGOTIATORS have not met within thirty
                 (30) days following the notification, the PARTIES will submit the dispute, claim or controversy to conciliation.

22.2     CONCILIATION

         In the event that the disputes or controversies cannot be resolved in accordance with the above number, the PARTIES may submit such disputes or controversies to the consideration of a conciliator. The conciliator will be designated by joint agreement between the PARTIES and the costs of the conciliation will be defrayed equally among them. The PARTIES will report their reasonings and positions to the conciliator


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                                                           CONTRACT NO. 86-C-414





         who must structure a solution acceptable to both PARTIES within a reasonable period. This solution will be non-binding or obligatory for the PARTIES. The discussions or solutions effected during the conciliation procedure may not be presented totally or partially in any subsequent proceedings whether judicial or extrajudicial. Once the mechanisms of amicable and conciliatory resolution have been exhausted, the PARTIES may submit to arbitration for the solution of the disputes or controversies in accordance with that stipulated in
         Section 22.3 below.

22.3     ARBITRATION

         22.3.1 Any dispute, claim or controversy related, connected or derived from this CONTRACT, its non compliance, termination or validity which has not been resolved in accordance with the mechanisms indicated in the preceding Sections will be resolved finally by arbitration.

         22.3.2 The arbitration will be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (I.C.C.) in effect at the time arbitration begins. In the event that said Rules conflict with the requirements of this section, the requirements of this CONTRACT will prevail.

         22.3.3 The arbitration will take place in the city of Caracas, Venezuela, unless the parties mutually agree in writing to hold all or part of the procedure in a different place.

         22.3.4 The arbitration tribunal will be comprised of three arbitrators bound by legal principles. Each party will nominate one arbitrator and these, after they have been elected and their nominations have been accepted will nominate by mutual agreement the third arbitrator who will serve as president of the arbitration tribunal. If the two nominated arbitrators do not reach an agreement to designate the third arbitrator within a period of sixty (60) days from the date on which the last of said two (2) arbitrators was


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                                                           CONTRACT NO. 86-C-414





                 nominated, the third arbitrator will be designated by the International Arbitration Court of the International Chamber of Commerce.

         22.3.5 Any decision of the arbitration tribunal must be in writing and reasoned, being final and binding upon the PARTIES in the arbitration procedure. The PARTIES agree that the ruling may be executed in the arbitration procedure against one of them or their goods and that the confirmation and respective execution of the arbitral ruling may be required of any competent tribunal or Court.

23.      CLAUSE TWENTY THREE

         PATENTS, TRADEMARKS, LICENSES AND COPYRIGHTS

23.1 THE OPERATOR is obligated to obtain and pay royalties or premiums for any licenses, patents, trademarks, copyrights and other rights that cover the materials, machinery, tools, equipment or combinations, mixtures of substances or goods, methods or procedures required during the execution of THE PROJECT or during the rendering of the SERVICE.

23.2 In the event that THE OPERATOR does not obtain the patents and/or licenses or fails to pay the royalties or other items which are the conditions on which the license has been granted, it will be obligated to pay any damages and losses caused to LAGOVEN and in particular all type of court and out-of-court costs arising as a result of claims, suits or other actions in or outside of Venezuela.

23.3 THE OPERATOR will expeditiously report to LAGOVEN when it has knowledge of the existence of a patent, trademark, license, copyrights or other rights relative to which LAGOVEN may be sued or subject to claims by reason of the direct or indirect use of materials, machinery, tools, composition, methods or


                                      48
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                                                           CONTRACT NO. 86-C-414





         procedures during the construction of THE PROJECT or during the rendering of the SERVICE.

23.4 With respect to any subcontract that THE OPERATOR enters into with third parties, THE OPERATOR will require its subcontractors to grant to LAGOVEN and PDVSA and AFFILIATES the same protection with regard to patents, copyrights or other obligations or rights that THE OPERATOR has in the execution of the CONTRACT.

23.5 THE OPERATOR is required to include, in its user contracts on licenses, assignment of patents, trademarks, copyrights and any user licenses on intellectual property, a clause according to which, in the event that all or part of the INSTALLATIONS, materials, equipment or inventories become property of LAGOVEN, the latter automatically obtains the right to use and/or exploit the intellectual or industrial rights relative to the INSTALLATIONS. THE OPERATOR must provide substantiation of the inclusion of the assignment clause mentioned.

24.      CLAUSE TWENTY FOUR

         CONFIDENTIALITY

24.1 The PARTIES agree to not reveal the confidential information handled by each PARTY to third parties or use it for purposes other than those inherent to this CONTRACT without prior written consent from the other PARTY.

24.2 Information not considered confidential is all that: a) has been acquired or has been in the possession of the PARTIES prior to signing this CONTRACT except the information supplied in the Request for Proposal Document, b) is or has been or comes to be public knowledge without the intervention of the PARTY, its employees, contractors or subcontractors, and c) has been obtained in good faith from a third party prior to signing this CONTRACT.



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                                                           CONTRACT NO. 86-C-414





24.3 All confidential information that due to legal requirements is requested by governmental authorities or must be provided to auditors, financial institutions, consultants, buyers, shareholders, constructors for use in the performance of the work related to this CONTRACT may be provided upon authorization of the PARTY to whom said information belongs and after signing a confidentiality agreement essentially identical to the one contained in Attachment "E" of this CONTRACT.

24.4 In the event that any of the PARTIES is required by judicial or governmental authorities to provide confidential information, the PARTY receiving the request must, before providing it, report in writing to the other PARTY in order for the latter to have the opportunity, should it so desire, to take the actions necessary to prevent or limit the supply of the information.

25.      CLAUSE TWENTY FIVE

         FORCE MAJEURE OR ACT OF GOD

         Force Majeure or Act of God will be considered as: (1) any cause or factor outside and foreign to the PARTIES produced by Man or by Nature, (2) the occurrence of which is impossible to foresee, or (3) if foreseeable such occurrence is irresistible, unavoidable through the due diligence of the PARTY whose obligation is affected (4) and makes it absolutely impossible to fully or partially comply with the obligations that said PARTY has contracted by virtue of this CONTRACT.

25.1     Events of Force Majeure include among others the following acts of
         Man: labor strikes, disturbances or civil disobedience, vandalism, assaults, riots, insurrections, rebellions, wars (declared or not), acts of sabotage or terrorism, governmental orders and dispositions that meeting the characteristics indicated in the above paragraph absolutely prevent total or partial compliance with any of the obligations contained in this CONTRACT.



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                                                           CONTRACT NO. 86-C-414





         Events of Act of God include among others the following acts of
         Nature: epidemics, floods, earthquakes, seaquakes, hurricanes, storms of any kind, fire and other acts of Nature that meeting the characteristics indicated in the above section absolutely prevent the total or partial compliance of any of the obligations contained in this CONTRACT.

25.2 In the event of labor strikes it is expressly understood that neither of the PARTIES will be obligated to accept any demands or requests of its workers or unions that said PARTY at its sole discretion deems unreasonable.

25.3 Both PARTIES agree to use their best efforts to maintain the continuity of THE SERVICE and likewise agree to perform all the activities or actions necessary to minimize the negative consequences that might affect THE SERVICE.

25.4 No difficulty in complying with the obligations contained in this CONTRACT, including difficulties of a financial type, will be considered causes of FORCE MAJEURE or ACT OF GOD. Nor will FORCE MAJEURE or ACT OF GOD be considered for events or situations such as:

         a) The delayed delivery of equipment or construction materials caused by backlog at the manufacturer's plant or other place, oversold market conditions, inefficiency or similar events.

         b) Delayed compliance of THE OPERATOR or any of its subcontractors caused by scarcity of supervisors, manpower, inefficiency or similar events and scarcity of services.

         c) Lack of electricity or GAS supply, when it is possible for LAGOVEN to use alternative sources of supply in sufficient quantities.

25.5 The PARTIES will not be responsible for noncompliance with one or more of the obligations they have assumed by virtue of this CONTRACT in


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                                                           CONTRACT NO. 86-C-414





         the event that an act of FORCE MAJEURE or ACT OF GOD occurs and while it continues which makes it absolutely impossible to comply with one or more obligations except as regards the obligation of making the payments due for amounts of money already owed.

25.6 In all the events of FORCE MAJEURE AND ACT OF GOD the obligations which cannot be carried out will be suspended during the time the obstacle endures except for that provided in number 25.8.

25.7 The PARTY that alleges FORCE MAJEURE or ACT OF GOD must notify the other PARTY in writing regarding the obstacle and its effects on the former's ability to meet the obligation concerned. This notification must be issued as soon as the PARTY alleging the ACT OF GOD or FORCE MAJEURE knows or should have known about the obstacle.

25.8 If the effects of the FORCE MAJEURE or ACT OF GOD prevent compliance with all or part of the obligations of this CONTRACT for a period of six (6) months calculated from the date of the notification provided in the above section, either of the PARTIES will have the right to cancel this CONTRACT for which it must notify the other PART of its decision to cancel.

25.9 In the event the CONTRACT is terminated because of FORCE MAJEURE or ACT OF GOD, LAGOVEN will have the right to select: (a) the return of the site free of all construction in the same conditions in which it was found within a period not to exceed one hundred eighty (180) DAYS. The costs incurred for dismantling or taking down the projects and the environmental restoration will be the exclusive responsibility of THE OPERATOR; or (b) to purchase all or part of the INSTALLATIONS, materials, equipment and/or inventories at a reasonable price agreed upon by the PARTIES.

25.10 The delay derived from a situation of FORCE MAJEURE or ACT OF GOD that affects the manufacturers, suppliers or subcontractors of THE OPERATOR and an acceptable alternative source of service, equipment,


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         parts or materials is not available may constitute for purposes of this CONTRACT a situation of FORCE MAJEURE or ACT OF GOD.

26.      CLAUSE TWENTY SIX

         ASSIGNMENT AND TRANSFER OF THE CONTRACT

26.1 LAGOVEN has the right, upon notification to THE OPERATOR to assign or transfer all or part of this CONTRACT to PDVSA or its operating AFFILIATES with the condition that PDVSA or THE AFFILIATE assumes all the rights and obligations that LAGOVEN has in accordance with this CONTRACT.

26.2 THE OPERATOR may not assign, delegate, transfer or subcontract the operation of the installations, all or in part, the rights and obligations it has assumed in this CONTRACT without prior authorization from LAGOVEN. In any event of assignment or transfer, it is understood that THE OPERATOR will guarantee that the assignee will comply with the requirements relative to THE SERVICE as though it were THE OPERATOR. The PARTIES agree that no assignment or transfer of the CONTRACT in this sense will diminish the responsibility of any of the PARTIES in accordance with the terms of the CONTRACT.

26.3 THE OPERATOR may contract the services required to fulfill its obligations, except for that provided in section 26.2 above, so long as the subcontracts are subject to reasonable market conditions and granted to technically and financially reliable subcontractors; furthermore, THE OPERATOR will be responsible for the execution by said subcontractors as if the corresponding activities were performed by THE OPERATOR itself.

26.4 Without prejudice to the responsibility assumed by THE OPERATOR in accordance with this CONTRACT, THE OPERATOR must require any assignee or subcontractor to obtain insurance policies and


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         bonds to back their responsibilities in accordance with the terms and conditions stipulated in this CONTRACT.

         Likewise, THE OPERATOR will protect and indemnify LAGOVEN for any payment made by LAGOVEN to an assignee or subcontractor of THE OPERATOR which results from noncompliance of THE OPERATOR with any obligation that it has according to the assignment or subcontract.

27.      CLAUSE TWENTY SEVEN

         CONFLICT OF INTEREST

27.1 THE OPERATOR states that no situation exists that would be a "Conflict of Interest" that affects the execution or performance of this CONTRACT.

27.2 A "Conflict of Interest" will exist when on a decision, act or contract of LAGOVEN, one or several LAGOVEN employees taking part or influencing such decision, act or contract, personally benefit or favor their immediate families (ascendents/descendents, brothers, nephews and other relatives to the 4(i) of blood relationship and the 2(i) by marriage) or the persons who depend directly or even indirectly through other individuals or even businesses, that is, associations, corporations or companies.

27.3 In accordance with section 27.2 above, "Conflict of Interest" will be considered in the following situations, without being limited to same:

    27.3.1 Maintain commercial relationships or have interest of any other kind that could give rise to the possibility of granting preferential treatment to any individual or corporation that is conducting or trying to conduct business with LAGOVEN.


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    27.3.2       Deliver or authorize the delivery of any data or information relative to decisions, plans, projects, bids or any other information of LAGOVEN.

    27.3.3 Accept from any individual or corporation that is conducting or trying to conduct business with LAGOVEN, commissions, profit sharing, gifts in cash or in kind, donations in bonuses or other payments, loans or advances, services, repairs, improvements or cost free travel or any other grants of similar nature.

    27.3.4 Carry out executive or management missions or render service as an employee, consultant or agent in any commercial, industrial or financial institution, directly or indirectly, related to or which are conducting or trying to conduct business with LAGOVEN.

    27.3.5 If LAGOVEN becomes aware that THE OPERATOR or the companies that comprise same, subcontractors or assignees have given place to a "Conflict of Interest" situation provided in sections 27.2 and 27.3 above without having previously notified LAGOVEN as referenced in section 27.3.6 below, without prejudice to the rights that correspond to it, LAGOVEN may make the decision to cancel this CONTRACT at its sole determination and full right without need for judicial decision or resolution and without LAGOVEN being obligated to indemnify THE OPERATOR, subcontractor or assignee for damages and losses or any other concept.

    27.3.6 Each PARTY agrees to notify the other of any situation or circumstance that occurs and which may create a "Conflict of Interest" for the execution or performance of this CONTRACT with the purpose of taking the steps necessary to avoid or correct the situation outlined in accordance with the provisions of this CONTRACT and applicable laws on this matter.



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28.      CLAUSE TWENTY EIGHT


         HIRING OF PERSONNEL

         The PARTIES agree to not conduct any activity to attract and hire employees that are on the payroll of one of them, their parent companies, affiliates or subsidiaries to incorporate them on their own payroll. Likewise they agree to not hire personnel that have been on the payroll of any of the PARTIES or its parent companies, affiliates or subsidiaries unless at least six (6) months have transpired calculated from the termination of the labor relationship with any of the above referenced companies.

29.      CLAUSE TWENTY NINE

         TERMINATION FOR NONCOMPLIANCE

29.1 In the event of noncompliance or deficiency in the execution of the obligations assumed in this CONTRACT by either of the PARTIES, the other PARTY may issue written notification to the noncomplying PARTY indicating clearly the nature of the noncompliance. In this event the noncomplying PARTY will have a period of thirty (30) DAYS to correct its action and adapt to the CONTRACT. In the event that the referenced time is insufficient due to the nature of the failure or noncompliance, the PARTY must request in writing thirty (30) additional DAYS for correction. In the event that said period transpires without having corrected the failure, the PARTY not in noncompliance may cancel this CONTRACT immediately irrespective of the exercising of other rights or actions conferred by law or the CONTRACT.

29.2 In the event the contract is terminated for noncompliance of THE OPERATOR, THE OPERATOR must pay to LAGOVEN the following sums of money: Thirty (30) Million DOLLARS if the termination occurs during the first five year period of the duration; Twenty (20) Million DOLLARS if the termination occurs during the second


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         five year period of the life of the CONTRACT; Fifteen (15) Million
         DOLLARS if the termination occurs during the third five year period of the duration; and Ten (10) Million DOLLARS if the termination occurs during the fourth five year period of the CONTRACT.

         THE OPERATOR must pay to LAGOVEN such sum, whatever the case, in the course of forty five (45) continuous days calculated from the date THE OPERATOR receives the Letter of Termination of the CONTRACT, furthermore LAGOVEN will have the right to exercise one of the following options:

         a) Demand vacation of the SITE for which, unless LAGOVEN for reasons of its own convenience decides otherwise, the SITE must be returned free of all construction, machinery, equipment, waste and environmentally sound, in the conditions prevailing at the time it was delivered, within a period not to exceed one hundred twenty continuous days.

         b) Purchase, at a reasonable price agreed upon by the PARTIES, all or part of THE INSTALLATIONS, materials, equipment and/or inventories.

29.3 In the event noncompliance with the CONTRACT is due to causes imputable to LAGOVEN, LAGOVEN will pay to THE OPERATOR the amount corresponding to the undepreciated investment, calculated by multiplying the depreciation component of the rates times the gas volume to be compressed during the remaining time period, in accordance with compression profiles of Attachments D-1 and D-2. Additionally LAGOVEN will exercise one of the following options.

         a) Require THE OPERATOR to vacate the SITE in a period no greater than one hundred eighty (180) days. For which, unless LAGOVEN for reasons of its own convenience decides otherwise, the SITE must be returned free of all construction, machinery, equipment, waste and environmentally sound, in the conditions prevailing at the time it was




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                 delivered.  The reasonable costs for vacating the SITE will be the responsibility of LAGOVEN.

         b) Purchase the INSTALLATIONS at a reasonable cost agreed upon by the PARTIES.

29.4 It is understood that the amounts that the PARTIES are required to pay in accordance with this Clause will be the only compensation payable on demand in the event of termination of the CONTRACT for noncompliance.

30.      CLAUSE THIRTY

         REPRESENTATIVES, ANNOUNCEMENTS AND NOTIFICATIONS

30.1     REPRESENTATIVES OF THE PARTIES

         The REPRESENTATIVES of the PARTIES must establish by mutual agreement the administration procedures of the CONTRACT and communication between the PARTIES. It is expressly understood and agreed that no REPRESENTATIVE of the PARTIES will have authority to modify all or part of this corresponding CONTRACT.

30.2     NOTICES AND NOTIFICATIONS

         All the notices, notifications and other communication issued by virtue of, or required by this CONTRACT must be in writing signed by the REPRESENTATIVE of the PARTIES and sent by certified mail or hand delivered, with acknowledgement of receipt, or by fax and/or telex with written confirmation to the addresses indicated in this Clause. These addresses may be changed by written notice sent to the other PARTY, the change of address taking effect fifteen (15) calendar days calculated from the receipt of written notice of said change.



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                                                           CONTRACT NO. 86-C-414





LAGOVEN
Representative:           Roberto Brucker
Address:                  Edificio Sede Lagoven
                          Avenida Alirio Ugarte Pelayo
                          Modulo IV - Nivel 2
                          Maturin, Estado Monagas
                          Venezuela
Telephone:                406924
Fax:                      406908


THE OPERATOR
Representative:           Randall Barnard
Address:                  One Williams Center, Tulsa, Oklahoma 74172, USA
Telephone:                00-001-918-588-2398
Fax:                      00-001-918-588-2103

A copy of notices sent to THE REPRESENTATIVE of THE OPERATOR will be sent to Mr. Brian Matusek, via fax 001 713 896 2652.

31.      CLAUSE THIRTY ONE

         TAXES, FEES AND CONTRIBUTIONS

31.1 THE OPERATOR will be the sole and exclusive party responsible for the obligations of paying all the national, state or municipal fees, duties, contributions and taxes that are established in Venezuela and which are applicable, which may be imposed by virtue of the construction or operation of the INSTALLATIONS or the provision of the SERVICE.

31.2 It is likewise understood that any other charge, tax or contribution that THE OPERATOR my eventually be required to pay outside of Venezuela by reason of or due to this CONTRACT will be for THE OPERATOR'S account.


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32.      CLAUSE THIRTY TWO

         LEGAL ATTACHMENT(S)

32.1 If at any time there are reasonable indications of any preventive or executive legal attachment or claim directed against THE OPERATOR and/or its subcontractors for noncompliance with its obligations through which any charge or loss may be derived for LAGOVEN, the latter will have the authority to withhold the amount it owes THE OPERATOR up to an amount equal to the amount claimed. Said amount withheld may be substituted by a bond presented by THE OPERATOR to LAGOVEN issued by a bank or insurance company of recognized solvency that guarantees to LAGOVEN faithful and sound compliance with the obligations from which the legal attachment or claim is derived.

32.2 It is understood that if LAGOVEN has to make any payment for the items stated in section 32.1 above because of a definitive judgement issued by a judicial or competent government authority that establishes the obligation of payment to third parties to the detriment of THE OPERATOR, LAGOVEN will immediately notify THE OPERATOR. Likewise it is expressly understood and agreed that the authority of withholding provided in section 32.1 above will not be implemented in the events of labor claims or legal attachments so long as THE OPERATOR maintains in effect, for the time of the claim, a bond that protects LAGOVEN for such items in accordance with the provisions established in CLAUSE TWENTY - BONDS AND INSURANCE.

32.3 If for preventive, executive, judicial or any other kind of measures such as those derived from processes of liquidation, bankruptcy or delinquency not imputable to LAGOVEN the INSTALLATIONS cease to compress the GAS, THE OPERATOR is obligated to immediately correct the situation. If the situation continues for a period greater than forty five (45) continuous days, LAGOVEN will have the right to cancel this CONTRACT irrespective of the exercising of other rights or actions conferred by law or the CONTRACT.


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         In the event of termination of the CONTRACT for these circumstances,
         LAGOVEN may exercise the options indicated in CLAUSE TWENTY NINE - TERMINATION FOR NONCOMPLIANCE, section 29.2, and likewise will become creditor by way of damages and losses of the amount that corresponds, referenced in said Clause.

33.      CLAUSE THIRTY THREE

         RATE ADJUSTMENTS

         For adjustments other than those provided in CLAUSE TWELVE - RATE AND ADJUSTMENTS, the adjustments in the rate due to decrees, laws, ordinances, collective bargaining contracts, exchange rate or assessment measures must be submitted to LAGOVEN'S consideration by THE OPERATOR in writing together with supporting documents.

         LAGOVEN will study the rate request and finding it in keeping will approve it. In the event it has objections to the request it will notify THE OPERATOR and the PARTIES will meet in order to discuss the requested adjustment.

34.      CLAUSE THIRTY FOUR

         INTEGRAL CONTRACT, WAIVERS AND MODIFICATIONS

34.1 This CONTRACT constitutes the entirety of the agreement between LAGOVEN and THE OPERATOR and replaces other understandings, agreements or previous contracts, written or verbal, of any kind except those expressly indicated in this CONTRACT.

34.2 No waiver of the CONTRACT or part of same or failure to demand or force fulfillment of any rights under the CONTRACT will constitute waiver of any of the other rights under this CONTRACT.

34.3 The effects of the invalidity and unperformability of all or part of any of the provisions contained in this CONTRACT will only be limited to the entirety or part of such


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                                                           CONTRACT NO. 86-C-414





         invalid or unperformable provisions without extending to the entirety or part of the remaining provisions of this CONTRACT.

34.4 This CONTRACT may not be modified by any verbal commitment or otherwise except by mutual agreement between the PARTIES in writing and signed by the persons authorized to obligate the PARTIES.

35.      CLAUSE THIRTY FIVE

         LANGUAGES AND COPIES

         Of this CONTRACT two (2) copies are made in Spanish, of the same content and to one sole effect, in witness whereof the PARTIES sign said copies in Caracas on the 4th day of the month of February of 1997.

         For LAGOVEN:                 For THE OPERATOR:


         ---------------------------  -----------------------------------
         Name:   Peter Pagazani R.    Name:    Randall Barnard
                 ID.: 1.753.884                Passport No. 131482551
         Title:  Director             Title:   Managing Director
                                               Williams International
                                               Company




                                      -----------------------------------
                                      Name:    Brian Matusek
                                      Passport No. 130481643
                                      Vice President
                                      Production Operators, Inc.




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